Company Contact:	David Weinberg Chief Operating Officer Fred Schneider Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100

Investor Relations:	Andrew Greenebaum

Integrated Corporate Relations

(310) 954-1100

SKECHERS CALLS ITS 4.5% CONVERTIBLE NOTES

MANHATTAN BEACH, Calif., January 19, 2007 — Skechers USA, Inc. (NYSE: SKX), a global leader in lifestyle footwear, announced today that it has called for redemption on February 20, 2007 (the “Redemption Date”) for all of its outstanding 4.5 % Convertible Subordinated Notes due April 15, 2007 (the “Notes”). There is $90 million in aggregate principal amount of Notes currently outstanding.

The Notes called for redemption may be converted at any time before 5:00 PM on the last business day before the Redemption Date. Holders of the Notes may convert their Notes to shares of the Company’s Class A Common Stock, at a conversion rate of 38.5089 shares of Class A Common Stock per $1,000 principal amount of the Notes (equivalent to a conversion price of $25.9680 per share). The closing market price as of January 18, 2007 was $34.15. Holders will have their Notes redeemed at a redemption price of 100.9% of principal outstanding, plus interest accrued and unpaid thereon, up to, but not including, the Redemption Date. For any Notes not converted into shares of Class A Common Stock, the Company expects to fund the redemption with cash on hand.

About Skechers USA, Inc.

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a diverse range of men’s, women’s and children’s footwear under the SKECHERS name, as well as under seven uniquely branded names. SKECHERS footwear is available in the United States via department and specialty stores, Company-owned SKECHERS retail stores and its e-commerce website, as well as in over 100 countries and territories through the Company’s global network of distributors and Canadian and European subsidiaries. Please visit www.skechers.com or call the Company’s information line at 877-INFO-SKX.

This announcement may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or simply state future results, performance or achievements of our company, and can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include international, national and local general economic, political and market conditions; intense competition among sellers of footwear for consumers; changes in fashion trends and consumer demands; popularity of particular designs and categories of products; the level of sales during the spring, back-to-school and holiday selling seasons; the ability to anticipate, identify, interpret or forecast changes in fashion trends, consumer demand for our products and the various market factors described above; the ability of the Company to maintain its brand image; the ability to sustain, manage and forecast the Company’s growth and inventories; the ability to secure and protect trademarks, patents and other intellectual property; the loss of any significant customers, decreased demand by industry retailers and cancellation of order commitments; potential disruptions in manufacturing related to overseas sourcing and concentration of production in China, including, without limitation, difficulties associated with political instability in China, the occurrence of a natural disaster or outbreak of a pandemic disease in China, or electrical shortages, labor shortages or work stoppages that may lead to higher production costs and/or production delays; changes in monetary controls and valuations of the Yuan by the Chinese government; increased costs of freight and transportation to meet delivery deadlines; violation of labor or other laws by our independent contract manufacturers, suppliers or licensees; potential imposition of additional duties, tariffs or other trade restrictions; business disruptions resulting from natural disasters such as an earthquake due to the location of the Company’s domestic warehouse, headquarters and a substantial number of retail stores in California; changes in business strategy or development plans; the ability to obtain additional capital to fund operations, finance growth and service debt obligations; the ability to attract and retain qualified personnel; compliance with recent corporate governance legislation including the Sarbanes-Oxley Act of 2002; the disruption, expense and potential liability associated with existing or unanticipated future litigation; and other factors referenced or incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and in the Company’s Form 10-Q for the quarter ended September 30, 2006. Furthermore, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of the Company’s future performance.